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                                                                    EXHIBIT 99.2

                              EXHIBIT A TO WARRANT

                         SCICLONE PHARMACEUTICALS, INC.
                           WARRANT EXERCISE AGREEMENT


        SCICLONE PHARMACEUTICALS, INC.
        901 Mariner's Island Boulevard, Suite 205
        San Mateo, CA 94404
        Attn:  Shawn K. Singh, J.D.

        The Warrant Holder hereby elects to purchase the number of shares (the "Shares") of the Common Stock of SciClone Pharmaceuticals, Inc. (the "Company") as set forth below, pursuant to that certain Warrant dated as of the date set forth below (the "Warrant"), the terms and conditions of which are hereby incorporated by reference (please print):

        Warrant Holder:
        Social Security or
        Tax I.D. No.:
        Address:

        Warrant Date:
        Date of Exercise
        Exercise Price Per Share:
        Number of Shares Purchased:
        Total Exercise Price:
        Exact Name of Title to Shares:


        The Warrant Holder hereby delivers to the Company the Total Exercise Price as follows (check and complete as appropriate):

        [ ] in cash in the amount of $_________, receipt of which is acknowledged by the Company;

        [ ] through a "same-day-sale" commitment from the Warrant Holder and the broker named below in the amount of $_________ and substantially in the form attached hereto as Attachment 1;

        [ ] through a "margin" commitment from the Warrant Holder and the broker named below in the amount of $_________ and substantially in the form attached hereto as Attachment 2;

        Broker Name:                            Brokerage Firm:
                    ----------------------                     -----------------


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        Tax Consequences. THE COMPANY IS UNDER NO OBLIGATION TO REPORT THE
EXERCISE OF THIS WARRANT TO THE INTERNAL REVENUE SERVICE OR ANY STATE OR LOCAL INCOME TAX AUTHORITY. WARRANT HOLDER UNDERSTANDS THAT THE WARRANT HOLDER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE WARRANT HOLDER'S PURCHASE OR DISPOSITION OF THE SHARES. THE WARRANT HOLDER REPRESENTS THAT THE WARRANT HOLDER HAS CONSULTED WITH ANY TAX CONSULTANT(S) THE WARRANT HOLDER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT THE WARRANT HOLDER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.



                                            ------------------------------------
                                            Name of Warrant Holder



                                            ------------------------------------
                                            Signature of Warrant Holder


                                            ------------------------------------
                                            Printed Name


                                            ------------------------------------
                                            Title


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                   ATTACHMENT 1 TO WARRANT EXERCISE AGREEMENT

                            SAME DAY SALE COMMITMENT

                             --------------, ------

        SCICLONE PHARMACEUTICALS, INC.
        901 Mariner's Island Boulevard, Suite 205
        San Mateo, CA 94404
        Attn:  Shawn K. Singh, J.D.

        The undersigned Warrant Holder ("Warrant Holder") desires to exercise that certain warrant described in the attached Warrant Exercise Agreement (the "Warrant") with respect to ________ shares of SciClone Pharmaceuticals, Inc. (the "Company") Common Stock (the "Number of Shares"), and to sell immediately ________ of the Number of Shares (the "Same-Day Sale Shares") through the undersigned broker (the "Broker") and for the Broker to pay directly to the Company from the proceeds from such sale $_________ (the "Exercise Price").

        Accordingly, the Warrant Holder hereby represents as follows: (i) Warrant Holder hereby irrevocably exercises the Warrant with respect to the Number of Shares; and (ii) Warrant Holder hereby irrevocably elects to sell through Broker the Same-Day-Sale Shares and unconditionally authorizes the Company or its transfer agent to deliver certificates representing the Same-Day-Sale Shares to the Broker.

        The Broker hereby represents as follows: (i) the Broker is a member in good standing of the National Association of Securities Dealers; and (ii) the Broker irrevocably commits to pay to the Company, no more than one (1) business day after receiving certificates representing the Same-Day-Sale Shares, the Exercise Price by check or wire transfer to an account specified by the Company.


        WARRANT HOLDER:                       BROKER:


        -----------------------------         ---------------------------------
        (Name)                                (Name of Firm)



        -----------------------------         ---------------------------------
        (Signature)                           (Signature)


        -----------------------------         ---------------------------------
        (Printed)                             (Printed Name)


        -----------------------------         ---------------------------------
        (Title)                               (Title)


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                   ATTACHMENT 2 TO WARRANT EXERCISE AGREEMENT

                                MARGIN COMMITMENT

                              --------------, -----

        SCICLONE PHARMACEUTICALS, INC.
        901 Mariner's Island Boulevard, Suite 205
        San Mateo, CA 94404
        Attn:  Shawn K. Singh, J.D.

        The undersigned Warrant Holder ("Warrant Holder") desires to exercise that certain warrant described in the attached Warrant Exercise Agreement (the "Warrant") with respect to ________ shares of SciClone Pharmaceuticals, Inc. (the "Company") Common Stock (the "Number of Shares"), and to pledge immediately ________ of the Number of Shares (the "Margin Shares") through the undersigned broker (the "Broker") as security for a loan from the Broker and for the Broker to pay directly to the Company $_______ (the "Exercise Price").

        Accordingly, the Warrant Holder hereby represents as follows: (i) Warrant Holder hereby irrevocably exercises the Warrant with respect to the Number of Shares; and (ii) Warrant Holder hereby irrevocably elects to pledge to Broker the Margin Shares and unconditionally authorizes the Company or its transfer agent to deliver certificates representing the Margin Shares to the Broker.

        The Broker hereby represents as follows: (i) the Broker is a member in good standing of the National Association of Securities Dealers; and (ii) the Broker irrevocably commits to pay to the Company, no more than one (1) business day after receiving certificates representing the Margin Shares, the Exercise Price by check or wire transfer to an account specified by the Company.


        WARRANT HOLDER:                       BROKER:


        -----------------------------         ---------------------------------
        (Name)                                (Name of Firm)



        -----------------------------         ---------------------------------
        (Signature)                           (Signature)


        -----------------------------         ---------------------------------
        (Printed)                             (Printed Name)


        -----------------------------         ---------------------------------
        (Title)                               (Title)



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